UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 1, 2020 (June 30, 2020)

WILLSCOT MOBILE MINI HOLDINGS CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-37552	82-3430194
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4646 E Van Buren St., Suite 400

Phoenix, AZ 85008

(Address, including zip code, of principal executive offices)

(480) 894-6311

(Registrant’s telephone number, including area code)

WillScot Corporation

901 S. Bond Street, #600

Baltimore, Maryland 21231

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	WSC	The Nasdaq Capital Market
Warrants to purchase common stock(1)	WSCWW	OTC Markets Group Inc.
Warrants to purchase common stock(2)	WSCTW	OTC Markets Group Inc.

(1) Issued in connection with the initial public offering of Double Eagle Acquisition Corp., the registrant’s legal predecessor company, in September 2015, which are exercisable for one-half of one share of the registrant’s common stock for an exercise price of $5.75.

(2) Issued in connection with the registrant’s acquisition of Modular Space Holdings, Inc. in August 2018, which are exercisable for one share of the registrant’s common stock at an exercise price of $15.50 per share.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

As previously disclosed in the Current Report on Form 8-K filed by WillScot Corporation, a Delaware corporation (“WillScot”), with the Securities and Exchange Commission (the “SEC”) on March 5, 2020, WillScot entered into an Agreement and Plan of Merger, dated as of March 1, 2020, as amended on May 28, 2020 (as so amended, the “Merger Agreement”), by and among WillScot Mobile Mini, Inc., a Delaware Corporation (“Mobile Mini”), and Picasso Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of WillScot (“Merger Sub”).

On July 1, 2020, upon the terms and subject to the conditions set forth in the Merger Agreement and in accordance with the applicable provisions of the Delaware General Corporation Law (the “DGCL”), Merger Sub merged with and into Mobile Mini (the “Merger”). At the effective time of the Merger (the “Effective Time”), the separate corporate existence of Merger Sub ceased and Mobile Mini continued its existence under Delaware law, as the surviving corporation in the Merger and a wholly-owned subsidiary of WillScot.

As a result of the Merger, each issued and outstanding share of Mobile Mini common stock, par value $0.01 per share (the “Mobile Mini Common Stock”) (other than treasury shares held by Mobile Mini), was converted automatically into the right to receive 2.4050 shares of WillScot’s Class A common stock, par value $0.0001 per share (the “Class A Common Stock”), and cash in lieu of any fractional shares (the “Merger Consideration”).

Immediately following the Merger, WillScot changed its name to “WillScot Mobile Mini Holdings Corp.” (“WS Mini Holdings”) and filed an amended and restated certificate of incorporation, which reclassified all outstanding shares of the Class A Common Stock and converted such shares into shares of common stock, par value $0.0001 per share, of WS Mini Holdings (the “Common Stock”).

Unless the context otherwise requires, references herein to “we,” “us,” “our,” and the “Company” refer to WS Mini Holdings (formerly WillScot) and its subsidiaries. All references herein to the “Board” refer to the board of directors of the Company.

Item 1.01	Entry into a Material Definitive Agreement.

Shareholders Agreement

On July 1, 2020, as set forth in the Merger Agreement, the Company entered into a shareholders agreement (the “Shareholders Agreement”) with TDR Capital LLP (“TDR Capital”), TDR Capital II Holdings L.P. (“TDR Holdings”) and Sapphire Holdings S.á r.l. (“Sapphire Holdings”), an affiliate of the investment funds managed by TDR Capital (together with TDR Capital and TDR Holdings, the “TDR Parties”). The Shareholders Agreement provides for: (i) the TDR Parties’ right to require the Company to nominate, and use its best efforts to have elected to the Board by the Company’s stockholders, (a) two directors, for so long as the TDR Parties beneficially own at least 15% of the Company’s Common Stock, and (b) one director, for so long as the TDR Parties beneficially own at least 5% but less than 15% of the Company’s Common Stock, (ii) standstill obligations of the TDR Parties for so long as the TDR Parties beneficially own at least 5% of the Company’s Common Stock, (iii) transfer restrictions on the TDR Parties, including a lock-up period of six months after the closing of the Merger and restrictions on the volume of shares of Common Stock that may be transferred after the six month lock-up period expires, and (iv) certain confidentiality obligations of the TDR Parties.

The foregoing description of the Shareholders Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Shareholders Agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K and incorporated herein by reference.

New ABL Facility

On July 1, 2020, in connection with the completion of the Merger, Williams Scotsman Holdings Corp., a Delaware corporation and direct subsidiary of the Company (“Holdings”), Williams Scotsman International Inc., a Delaware corporation (“WSII”), and certain of its subsidiaries, including Mobile Mini and certain of its consolidated subsidiaries (the “Mobile Mini Entities”), entered into a new asset-based credit agreement with Bank of America, N.A., as administrative agent and collateral agent, that provides for revolving credit facilities in the aggregate principal amount of up to $2.4 billion, consisting of: (i) a senior secured asset-based U.S. dollar revolving credit facility in the aggregate principal amount of $2 billion (the “U.S. Facility”), available to WSII and certain of its subsidiaries, including the Mobile Mini Entities, Williams Scotsman, Inc., a Maryland corporation (“WSI”), and WillScot Equipment II, LLC, a Delaware limited liability company (collectively, the “U.S. Borrowers”), and (ii) a senior secured asset-based multicurrency revolving credit facility (the “Multicurrency Facility,” and together with the U.S. Facility, the “New ABL Facility”), available to be drawn in U.S. Dollars, Canadian Dollars, Pounds Sterling or Euros by the U.S. Borrowers, and certain of WSII’s and Mobile Mini’s wholly-owned subsidiaries organized in Canada (the “Canadian Borrowers”) and in the United Kingdom (the “UK Borrowers” and, collectively with the U.S. Borrowers and the Canadian Borrowers, the “Borrowers”). Approximately $1.43 billion of proceeds from the New ABL Facility were used to finance the repayment of certain debt obligations and fees and expenses related to the Merger and the other transactions contemplated by the Merger Agreement. The New ABL Facility matures five years after the closing date of the Merger and the entry into the New ABL Facility (the “Closing Date”). Borrowings under the New ABL Facility will initially bear interest at (i) in the case of U.S. Dollars, at WSII’s option, either an adjusted LIBOR rate plus 1.875% or alternative base rate plus 0.875%, (ii) in the case of Canadian Dollars, at WSII’s option, either a Canadian BA rate plus 1.875% or Canadian prime rate plus 0.875%, and (iii) in the case of Euros and British Pounds Sterling, an adjusted LIBOR rate plus 1.875%. Each such interest rate shall be subject to one step-down of 0.25% and one step-up of 0.25% commencing at the completion of the first full fiscal quarter completed after the Merger based on the average daily specified excess availability under the New ABL Facility during the preceding quarter.

Borrowing availability under the New ABL Facility is subject to each of the borrowing bases described herein. The borrowing base applicable to the assets of the U.S. Borrowers and the U.S. Guarantors (as defined below) (the “U.S. Borrowing Base”) is, at any time of determination, an amount equal to the sum, without duplication, of:

a)	85% of the net book value of the U.S. Borrowers’ and the U.S. Guarantors’ eligible accounts receivable, plus

b)	the lesser of (i) 95% of the net book value of the U.S. Borrowers’ and the U.S. Guarantors’ eligible rental equipment and (ii) the product of (x) 90% multiplied by (y) the lower of (A) cost and (B) net orderly liquidation value percentage identified in the most recent appraisal multiplied by the net book value of the U.S. Borrowers’ and the U.S. Guarantors’ eligible rental equipment (or, in the case of custom containers and ISO containers that are presold, the lower of (A) cost and (B) sales invoice price), plus

c)	subject to a $100.0 million cap in respect of this clause (c) individually, and a $200.0 million shared cap in respect of this clause (c), clause (c) of the UK Borrowing Base (as defined below) and clause (c) of the Canadian Borrowing Base (as defined below), the sum of: (i) 90% of the net book value of the U.S. Borrowers’ and the U.S. Guarantors’ eligible modular and container inventory held for sale, (ii) 90% of net book value of the U.S. Borrowers’ and the U.S. Guarantors’ eligible work in process modular and container inventory, and (iii) 65% of the cost of U.S. Borrowers’ and the U.S. Guarantors’ eligible raw material inventory (or, in the case of steel, lumber, plywood, or paint, for purposes of fiscal year end calculations, 65% of the lower of the cost or fair market value of such eligible raw materials), in each case, other than any of the foregoing items that consist of eligible rental equipment which are subject to clause (b) above, plus

d)	subject to a $125.0 million cap, the sum of: (i) 85% of the net orderly liquidation value percentage of the U.S. Borrowers’ and the U.S. Guarantors’ eligible machinery and equipment (other than rental equipment which is subject to clause (b) above), and (ii) solely at WSII’s option, 60% of the appraised fair market value of eligible real property, plus

e)	100% of the U.S. Borrowers’ and the U.S. Guarantors’ unrestricted cash and permitted investments that are subject to a first priority lien and control agreement in favor of the New ABL Facility’s collateral agent, minus

f)	customary reserves.

The borrowing base applicable to the assets of the UK Borrowers and the UK Guarantors (as defined below) (the “UK Borrowing Base”) is, at any time of determination, an amount equal to the sum, without duplication, of:

a)	85% of the net book value of the UK Borrowers’ and the UK Guarantors’ eligible accounts receivable, plus

b)	the lesser of: (i) 95% of the net book value of the UK Borrowers’ and the UK Guarantors’ eligible rental equipment, and (ii) the product of (x) 90% multiplied by (y) the lower of (A) cost and (B) net orderly liquidation value percentage identified in the most recent appraisal multiplied by the net book value of the UK Borrowers’ and the UK Guarantors’ eligible rental equipment (or, in the case of custom containers and ISO containers that are presold, the lower of (A) cost and (B) sales invoice price), plus

c)	subject to a $100.0 million cap in respect of this clause (c) individually, and a $200.0 million shared cap in respect of this clause (c), clause (c) of the U.S. Borrowing Base and clause (c) of the Canadian Borrowing Base, the sum of: 90% of the net book value of the UK Borrowers’ and the UK Guarantors’ eligible modular and container inventory held for sale, (ii) 90% of net book value of the UK Borrowers’ and the UK Guarantors’ eligible work in process modular and container inventory, and (iii) 65% of the cost of the UK Borrowers’ and the UK Guarantors’ eligible raw material inventory (or, in the case of steel, lumber, plywood, or paint, for purposes of fiscal year end calculations, 65% of the lower of the cost or fair market value of such eligible raw materials), in each case, other than any of the foregoing items that consist of eligible rental equipment which are subject to clause (b) above, plus

d)	subject to a $25.0 million cap, the sum of 85% of the net orderly liquidation value percentage of the UK Borrowers’ and the UK Guarantors’ eligible machinery and equipment (other than rental equipment which is subject to clause (b) above, plus

e)	100% of the UK Borrowers’ and the UK Guarantors’ unrestricted cash and permitted investments that are subject to a first priority lien and fixed charge in favor of the New ABL Facility’s collateral agent, minus

f)	customary reserves.

The borrowing base applicable to the assets of the Canadian Borrowers and the Canadian Guarantors (as defined below) (the “Canadian Borrowing Base”) is, at any time of determination, an amount equal to the sum, without duplication, of:

a)	85% of the net book value of the Canadian Borrowers’ and the Canadian Guarantors’ eligible accounts receivable, plus

b)	the lesser of (i) 95% of the net book value of the Canadian Borrowers’ and the Canadian Guarantors’ eligible rental equipment and (ii) the product of (x) 90% multiplied by (y) the lower of (A) cost and (B) net orderly liquidation value percentage identified in the most recent appraisal multiplied by the net book value of the Canadian Borrowers’ and the Canadian Guarantors’ eligible rental equipment (or, in the case of custom containers and ISO containers that are presold, the lower of (A) cost and (B) sales invoice price), plus

c)	subject to a $100.0 million cap in respect of this clause (c) individually, and a $200.0 million shared cap in respect of this clause (c), clause (c) of the U.S. Borrowing Base and clause (c) of the UK Borrowing Base, the sum of: (i) 90% of the net book value of the Canadian Borrowers’ and the Canadian Guarantors’ eligible modular and container inventory held for sale, (ii) 90% of net book value of the Canadian Borrowers’ and the Canadian Guarantors’ eligible work in process modular and container inventory, and (iii) 65% of the cost of the Canadian Borrowers’ and the Canadian Guarantors’ eligible raw material inventory (or, in the case of steel, lumber, plywood, or paint, for purposes of fiscal year end calculations, 65% of the lower of the cost or fair market value of such eligible raw materials), in each case, other than any of the foregoing items that consist of eligible rental equipment which are subject to clause (b) above, plus

d)	subject to a $25.0 million cap, 85% of the net orderly liquidation value percentage of the Canadian Borrowers’ and the Canadian Guarantors’ eligible machinery and equipment (other than rental equipment which is subject to clause (b) above), plus

e)	100% of the Canadian Borrower’s and the Canadian Guarantors’ unrestricted cash and permitted investments that are subject to a first priority lien and control agreement in favor of the New ABL Facility’s collateral agent, minus

f)	customary reserves.

Utilization of the U.S. Facility by the U.S. Borrowers is subject to availability under the U.S. Borrowing Base. Utilization of the Multicurrency Facility by the U.S. Borrowers, the UK Borrowers and the Canadian Borrowers is subject to availability under the aggregate of the U.S. Borrowing Base, the UK Borrowing Base and the Canadian Borrowing Base (and in addition, in the case of utilization of the Multicurrency Facility by the U.S. Borrowers, the U.S. Borrowing Base).

The New ABL Facility includes borrowing capacity available for the U.S. Borrowers of up to $125.0 million of letters of credit under the U.S. Facility, and up to $20.0 million and $75.0 million for the UK Borrowers and the Canadian Borrowers, respectively under the Multicurrency Facility. Additionally, the U.S. Borrowers may incur up to $100.0 million of swingline loans under the U.S. Facility, and the UK Borrowers and the Canadian Borrowers may incur up to $20.0 million and $50.0 million of swingline loans, respectively, under the Multicurrency Facility, in each case as a sub-facility of the New ABL Facility and subject only to same-day notice and customary conditions.

The obligations of the: (i) U.S. Borrowers, under the U.S. Facility will be unconditionally guaranteed by Holdings and each of its direct or indirect wholly-owned material restricted subsidiaries that is not an “excluded subsidiary” and that is organized in the United States, including the U.S. Borrowers (collectively, including Holdings, the “U.S. Guarantors”) and (ii) the Canadian Borrowers and the UK Borrowers will be unconditionally guaranteed by the U.S. Guarantors, and each of Holdings’ direct or indirect wholly-owned material restricted subsidiaries that is not an “excluded subsidiary” and that is organized in Canada, including the Canadian Borrowers (the “Canadian Guarantors”) or in England and Wales, including the UK Borrowers (the “UK Guarantors” and together with the U.S. Guarantors and the Canadian Guarantors, the “New ABL Guarantors”). The New ABL Facility is secured by: (i) a first priority pledge of the equity interests of the Borrowers and of each direct, wholly-owned restricted subsidiary of any Borrower or any New ABL Guarantor and (ii) a first priority security interest in substantially all of the assets of the Borrowers and the New ABL Guarantors (in each case, subject to customary exceptions), provided that the obligations under the U.S. ABL Facility will not be secured by assets of any UK Borrower, UK Guarantor, Canadian Borrower, or Canadian Guarantor.

The New ABL Facility requires the Borrowers to maintain a (i) minimum fixed charge coverage ratio of no less than 1.00:1.00 at any time when a specified event of default exists or the specified excess availability under the New ABL Facility is less than the greater of (a) $240.0 million and (b) 10% of the Line Cap.

The New ABL Facility also contains a number of customary negative covenants. Such covenants, among other things, limit or restrict the ability of each of the Borrowers, their restricted subsidiaries, and where applicable, Holdings, to:

•	incur additional indebtedness and issue disqualified stock;

•	incur liens on assets;

•	engage in mergers or consolidations or fundamental changes;

•	sell assets;

•	make investments, loans and advances, including acquisitions;

•	amend organizational documents and master lease documents;

•	repay certain junior indebtedness;

•	enter into sale leasebacks; and

•	change the conduct of its business.

The aforementioned restrictions are subject to certain exceptions including (i) the ability to incur additional indebtedness, liens, investments, dividends and distributions, and prepayments of junior indebtedness subject, in each case, to compliance with certain financial metrics and certain other conditions and (ii) a number of other customary exceptions that grant the Borrowers continued flexibility to operate and develop their businesses. The New ABL Facility also contains certain customary representations and warranties, affirmative covenants and events of default.

The foregoing description of the New ABL Facility does not purport to be complete and is qualified in its entirety by the full text of the New ABL Facility, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.

The information set forth in Item 8.01. “Other Events – Refinancing Transactions” is incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

As described above, on July 1, 2020, WillScot and Mobile Mini completed their previously announced Merger. As a result of the Merger, Mobile Mini became a wholly-owned subsidiary of WillScot. At the Effective Time, each issued and outstanding share of Mobile Mini Common Stock was automatically converted into the right to receive the Merger Consideration. Immediately following the Effective Time, WillScot filed a certificate of amendment to its certificate of incorporation to change its name to WillScot Mobile Mini Holdings Corp. (the “Name Change Amendment”), and immediately thereafter, filed an amended and restated certificate of incorporation for the Company (the “Amended and Restated Charter”), which reclassified all issued and outstanding shares of Class A Common Stock and converted such shares into shares of Common Stock. Immediately thereafter, pursuant to the terms of a contribution agreement dated July 1, 2020, between the Company, Holdings, WSII and WSI, all of the issued and outstanding capital stock of Mobile Mini acquired by WillScot in connection with the Merger was contributed by the Company to WSI through a series of immediately successive contributions, such that Mobile Mini and its subsidiaries are now wholly owned subsidiaries of WSI.

Immediately prior to the Effective Time, each unvested outstanding restricted stock award with respect to shares of Mobile Mini Common Stock became vested, and in accordance with its terms, was converted into the right to receive the Merger Consideration in respect of each underlying share of Mobile Mini Common Stock.

At the Effective Time, each outstanding and unexercised option to purchase shares of Mobile Mini Common Stock was assumed by WillScot and became an option to purchase shares of Class A Common Stock, on the same terms and conditions as applied to each such option immediately prior to the Effective Time, except that (A) the number of shares of Class A Common Stock subject to such option equals the product of (i) the number of shares of Mobile Mini Common Stock that were subject to such option immediately prior to the Effective Time multiplied by (ii) 2.4050, rounded down to the nearest whole share, and (B) the per-share exercise price equals the quotient of (i) the exercise price per share of Mobile Mini Common Stock at which such option was exercisable immediately prior to the Effective Time, divided by (ii) 2.4050, rounded up to the nearest whole cent. Immediately thereafter, as a result of the filing of the Amended and Restated Charter, each of the options became exercisable for shares of Common Stock at the same exchange ratio as for the Class A Common Stock.

The issuance of the shares of Class A Common Stock as Merger Consideration, as described above, was registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the registration statement on Form S-4 (File No. 333- 237746), filed by WillScot with the SEC and declared effective on May 5, 2020. The joint proxy statement/prospectus, dated May 6, 2020, included in the registration statement (the “Joint Proxy Statement/Prospectus”) contains additional information about the above-described transactions.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement and the amendment to the Merger Agreement, which are filed as Exhibits 2.1 and 2.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

2025 Notes Supplemental Indenture

As previously disclosed, on June 15, 2020, Picasso Finance Sub, Inc., a newly-formed finance subsidiary of WSII and Delaware corporation (the “Escrow Issuer”), completed a private offering of $650.0 million in aggregate principal amount of its senior secured notes due 2025 (the “2025 Notes”). In connection therewith, the Escrow Issuer entered into an indenture with Deutsche Bank Trust Company Americas, as trustee (the “Trustee”), governing the 2025 Notes (the “2025 Notes Indenture”).

On July 1, 2020, the Escrow Issuer merged with and into WSII, with WSII as the surviving entity in such merger (the “Escrow Issuer Merger”). In connection with the Escrow Issuer Merger, WSII, each of WSII’s direct and indirect domestic subsidiaries and Holdings (together with the direct and indirect domestic subsidiaries of WSII (including Mobile Mini and its domestic subsidiaries), the “Note Guarantors”) and the Trustee entered into a supplemental indenture (the “2025 Notes Supplemental Indenture”) pursuant to which WSII assumed all of the Escrow Issuer’s obligations and rights under the 2025 Notes Indenture and the Note Guarantors unconditionally guaranteed the Notes.

The foregoing descriptions of the 2025 Notes Indenture and the 2025 Notes Supplemental Indenture do not purport to be complete and are qualified in their entirety by reference to the full text of the 2025 Notes Indenture, which is filed as Exhibit 4.1 to WillScot’s Current Report on Form 8-K filed on June 16, 2020, and the 2025 Notes Supplemental Indenture, which is filed as Exhibit 4.1 to this Current Report on Form 8-K and are, in each case, incorporated herein by reference.

2023 Notes Supplemental Indenture

On July 1, 2020, following the closing of the Merger, WSII, Mobile Mini and Mobile Mini’s domestic subsidiaries acquired in the Merger entered into the second supplemental indenture (the “2023 Notes Supplemental Indenture”) to the indenture dated August 6, 2018, by and among WSII (as successor to Mason Finance Sub, Inc.), the guarantors named therein and Deutsche Bank Trust Company Americas, as trustee and collateral agent, as amended by the supplemental indenture, dated August 15, 2018, to join Mobile Mini and its domestic subsidiaries as guarantors of WSII’s 6.875% senior secured notes due 2023 (the “2023 Notes”).

The foregoing description of the 2023 Notes Supplemental Indenture does not purport to be complete and is qualified in its entirety by reference to the full text of the 2023 Notes Supplemental Indenture, which is filed as Exhibit 4.2 to this Current Report on Form 8-K and incorporated herein by reference.

New ABL Facility

The information set forth in Item 1.01 of this Current Report on Form 8-K, under the heading “Entry into a Material Definitive Agreement – New ABL Facility,” is incorporated herein by reference.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On July 1, 2020, in connection with the filing of the Amended and Restated Charter and the resulting reclassification and conversion of the Class A Common Stock to Common Stock, the Company provided written notice to The Nasdaq Capital Market (“Nasdaq”) that it completed the reclassification and conversion of the shares of Class A Common Stock into shares of Common Stock, and, as a result thereof, the Class A Common Stock has ceased to trade on Nasdaq and been delisted. The Common Stock will trade on Nasdaq under the symbol “WSC.”

Item 3.02	Unregistered Sales of Equity Securities.

On June 30, 2020, as contemplated by the Merger Agreement, and pursuant to the terms of an exercise notice delivered by Sapphire Holdings to WillScot, Sapphire Holdings exchanged each of its shares of common stock, par value $0.0001, of Holdings, pursuant to that certain existing exchange agreement, between WillScot and Sapphire Holdings, for 1.3261 shares of newly issued Class A Common Stock (the “Sapphire Exchange”). As a result of the Sapphire Exchange, all issued and outstanding shares of WillScot’s Class B common stock, par value $0.0001 per share (the “Class B Common Stock”), were automatically canceled for no consideration and the existing exchange agreement was automatically terminated. As a result of the Sapphire Exchange, Holdings became a wholly-owned subsidiary of WillScot. Sapphire Holdings received 10,641,182 shares of Class A Common Stock in the Sapphire Exchange (the “Exchange Shares”). The Exchange Shares were issued in reliance on an exemption from the registration requirements of the Securities Act, by virtue of Section 4(a)(2) and/or other exemptions therefrom, as promulgated by the SEC under the Securities Act.

Item 3.03	Material Modification to Rights of Security Holders.

The information provided in Item 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation & Appointment of Directors

As previously disclosed in WillScot’s Current Report on Form 8-K filed on March 5, 2020, and as contemplated by the Merger Agreement to facilitate the formation of the new Board at the Effective Time, on March 1, 2020, each of Messrs. Gerard E. Holthaus, Mark S. Bartlett, Gary Lindsay, Stephen Robertson, Jeff Sagansky and Bradley L. Soultz and Ms. Rebecca L. Owen, constituting all of the members of WillScot’s board of directors, delivered executed letters of resignation to take effect upon completion of the Merger (the “Resignation Letters”). The Resignation Letters became effective as of the Effective Time.

In connection with the Merger and effective as of July 1, 2020, as previously disclosed, the Board is comprised of 11 directors: (i) six directors designated by WillScot (the “WillScot Appointees”), two of whom were chosen by the TDR Parties (the “TDR Parties’ Appointees”), and (ii) five directors designated by Mobile Mini (the “Mobile Mini Appointees”). The WillScot Appointees are Gerard E. Holthaus, who will serve as Lead Director to the Board, Mark S. Bartlett, Jeff Sagansky, Bradley Soultz, Gary Lindsay and Stephen Robertson, with Messrs. Lindsay and Robertson comprising the TDR Parties’ Appointees. The Mobile Mini Appointees are Erik Olsson, who will serve as Chairman of the Board, Sara R. Dial, Jeffrey S. Goble, Kimberly J. McWaters, and Michael W. Upchurch. The composition of the standing committees of the Board, as of July 1, 2020, are as follows: (i) the audit committee is comprised of Messrs. Bartlett, Holthaus, and Upchurch and Ms. McWaters, with Mr. Bartlett as the chairperson of the committee, (ii) the compensation committee is comprised of Ms. Dial and Messrs. Goble, Bartlett and Sagansky, with Ms. Dial as the chairperson of the committee, (iii) the nominating and corporate governance committee is comprised of Messrs. Holthaus, Sagansky and Goble and Ms. Dial, with Mr. Holthaus as the chairperson of the committee, and (iv) the related party transactions committee is comprised of Messrs. Bartlett, Goble, Holthaus, Sagansky and Upchurch and Ms. McWaters, with the chairperson to be determined by the Board at a later date.

In connection with their appointment to the Board, each of the 11 directors listed above entered into indemnification agreements with the Company, the form of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Resignation & Appointment of Officers

In connection with the Merger and effective on July 1, 2020, pursuant to employment agreements entered into in connection with the signing of the Merger Agreement and disclosed on WillScot’s Current Report on Form 8-K filed on March 5, 2020, Mr. Bradley Soultz, the Chief Executive Officer of WillScot became the Chief Executive Officer of the Company, Mr. Kelly Williams, the President and Chief Executive Officer of Mobile Mini, became the President and Chief Operating Officer of the Company, Mr. Timothy Boswell, the Chief Financial Officer of WillScot, became the Chief Financial Officer of the Company, Mr. Christopher Miner, the General Counsel of Mobile Mini, became the Senior Vice President, General Counsel and Secretary of the Company and Mr. Hezron Lopez, the Vice President, General Counsel and Secretary of WillScot became the Chief Human Resources Officer of the Company.

In connection with their appointment as officers of the Company, each of the officers listed above entered into indemnification agreements with the Company, the form of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Employment Agreements

As previously disclosed, on March 1, 2020, in connection with the parties’ entry into the Merger Agreement, WillScot entered into employment agreements with each of Messrs. Soultz (the “Soultz Agreement”), Williams (the “Williams Agreement”), Boswell (the “Boswell Agreement”), Miner (the “Miner Agreement”) and Lopez (the “Lopez Agreement,” and collectively, the “Employment Agreements”). Each of the Boswell Agreement and the Lopez Agreement took effect on March 1, 2020, and each of the Soultz Agreement, the Williams Agreement and the Miner Agreement became effective upon the completion of the Merger.

The foregoing description of the Employment Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Agreements, which are filed as Exhibits 10.1, 10.2, 10.3, 10.4 and 10.5 to WillScot’s Current Report on Form 8-K filed on March 5, 2020, and incorporated herein by reference.

2020 Incentive Plan

On June 24, 2020, as previously disclosed on WillScot’s Current Report on Form 8-K, filed on June 24, 2020, WillScot’s stockholders approved the Company’s 2020 Incentive Award Plan (the “2020 Incentive Plan”), subject to the completion of the Merger, and, on July 1, 2020, the Board formally adopted and approved the 2020 Incentive Plan. The 2020 Incentive Plan amends and restates in its entirety the WillScot Corporation 2017 Incentive Award Plan, as amended.

A description of the 2020 Incentive Plan is included in the Joint Proxy Statement/Prospectus, under the heading “The 2020 Incentive Plan Proposal” and incorporated herein by reference.

The foregoing description of the 2020 Incentive Plan does not purport to be complete and is qualified in its entirety by the full text of the 2020 Incentive Plan which is filed as Exhibit 10.3 to this Current Report on Form 8-K and incorporated herein by reference.

As a result of the adoption of the 2020 Incentive Plan, all future incentive awards to the Company’s executive officers, including as contemplated by such officers’ employment agreements, in connection with the completion of the Merger or otherwise as determined by the Company’s compensation committee and the Board, as applicable, will be granted under the 2020 Incentive Plan. The current form of award agreements for any future grants of time-based restricted stock units (“RSUs”) and performance-based stock units (“PSUs”) by the Company are filed as Exhibits 10.4 and 10.5 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 1, 2020, in connection with the consummation of the Merger and in accordance with the Merger Agreement, WillScot filed the Name Change Amendment to change its name to WillScot Mobile Mini Holdings Corp. and the Company filed the Amended and Restated Charter. The foregoing descriptions of the Name Change Amendment and the Amended and Restated Charter are not complete and are qualified in their entirety by reference to, the full text of the Name Change Amendment and the Amended and Restated Charter, which are filed as Exhibits 3.1(a) and (b), respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Effective July 1, 2020, in connection with the consummation of the Merger and in accordance with the Merger Agreement, the bylaws of WillScot were amended and restated to reflect certain governance matters and the change of the name of the Company from WillScot Corporation to WillScot Mobile Mini Holdings Corp. (the “Amended and Restated Bylaws”). The changes to the bylaws of WillScot reflected in the Amended and Restated Bylaws include governance changes that were described in the section of the Joint Proxy Statement/Prospectus entitled “The Merger – Governance of the Combined Company,” and in Item 1.01 of WillScot’s Current Report on Form 8-K filed on March 5, 2020, which descriptions are incorporated herein by reference.

The foregoing description of the Amended and Restated Bylaws is not complete and is subject to, and qualified in its entirety by reference to the full text of the Amended and Restated Bylaws, which is filed as Exhibit 3.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 8.01	Other Events.

Refinancing Transactions

On July 1, 2020, in connection with the closing of the Merger and as contemplated by the Merger Agreement: (i) WSII deposited with Deutsche Bank Trust Company Americas, as trustee, the funds necessary to redeem all $250.0 million in aggregate principal amount, plus accrued and unpaid interest and the applicable repayment premium (the “Mobile Mini Notes Redemption”), of Mobile Mini’s outstanding 5.875% senior notes due 2024 (the “Mobile Mini Notes”), (ii) WSII terminated and repaid all amounts due under its existing ABL facility (the “WillScot ABL Repayment”), pursuant to the ABL Credit Agreement, dated November 29, 2017, as amended by the First Amendment to the ABL Credit Agreement, dated as of July 9, 2018, the Second Amendment to the ABL Credit Agreement dated July 24, 2018, and the Third Amendment to the ABL Credit Agreement, dated as of July 9, 2018, (the “WillScot ABL”) by and among WSII, the guarantors named therein, the financial institutions party thereto from time to time and Bank of America, N.A., as collateral agent and administrative agent, and (iii) WSII terminated and repaid all amounts due under Mobile Mini’s existing ABL facility (the “Mobile Mini ABL Repayment”), pursuant to the Second Amended and Restated ABL Credit Agreement, dated March 22, 2019, by and among Mobile Mini, Deutsche Bank AG New York Branch, and the other parties thereto (the “Mobile Mini ABL”).

In addition, on July 1, 2020, in connection with the closing of the Merger, WSII redeemed all $270.0 million in aggregate principal amount of its Senior Secured Notes due 2022 (the “2022 Notes”) at a redemption price equal to 103.938% of the principal amount thereof plus accrued and unpaid interest (the “2022 Notes Redemption,” and together with the Mobile Mini Notes Redemption, the WillScot ABL Repayment and the Mobile Mini ABL Repayment, the “Refinancing Transactions”), in accordance with the terms of the indenture, dated as of November 29, 2017, by and among WSII, the guarantors named therein and Deutsche Bank Trust Company Americas as trustee and collateral agent, as supplemented by the Supplemental Indenture, dated August 3, 2018, and the Supplemental Indenture, dated August 15, 2018 (the “2022 Notes Indenture”).

Mobile Mini previously notified holders of the Mobile Mini Notes on June 3, 2020, that it had elected to redeem the Mobile Mini Notes on or about July 3, 2020, and WSII previously notified the holders of the 2022 Notes on June 1, 2020, that it had elected to redeem the 2022 Notes concurrent with the closing of the Merger.

The Refinancing Transactions were funded from borrowings under the New ABL Facility and the proceeds from the issuance of the 2025 Notes.

As a result of the Refinancing Transactions, WSII, Mobile Mini and the other parties to the WillScot ABL, the Mobile Mini ABL, the 2022 Notes and the Mobile Mini Notes have, in each case, as applicable, been released from their respective obligations under the WillScot ABL, the Mobile Mini ABL, the 2022 Notes and the Mobile Mini Notes, as applicable, effective as of the Closing Date.

Principal Office

Effective as of the Effective Time, and as provided in the Merger Agreement, the Company’s principal office of business is 4646 E Van Buren St., Suite 400, Phoenix, AZ 85008.

Item 9.01	Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired

The historical financial statements of Mobile Mini required by this Item 9.01(a), as of December 31, 2019 and 2018, and for each of the years in the three-year period ended December 31, 2019, and as of March 31, 2020, and for the three months ended March 31, 2020 and March 31, 2019, were previously filed as Exhibit 99.1 to WillScot’s Current Reports on Form 8-K filed on April 23, 2020 and June 1, 2020, respectively, and incorporated herein by reference.

(b) Pro Forma Financial Information

The pro forma financial information required by this Item 9.01(b) for the year ended December 31, 2019 and as of and for the three months ended March 31, 2020 was previously filed as Exhibit 99.2 to WillScot’s Current Reports on Form 8-K filed on April 23, 2020 and June 1, 2020, respectively, and incorporated herein by reference.

(d) Exhibits

Exhibit No.	Exhibit Description
1.1	Shareholders Agreement, dated July 1, 2020, by and among WillScot Mobile Mini Holdings Corp., Sapphire Holdings, S.á r.l., TDR Capital Holdings L.P. and TDR Capital LLP.

2.1*	Agreement and Plan of Merger, dated as of March 1, 2020, by and among WillScot Corporation, Picasso Merger Sub, Inc. and Mobile Mini, Inc. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K of WillScot Corporation, filed on March 5, 2020).

2.2	Amendment to Agreement and Plan of Merger, dated May 28, 2020, by and among WillScot Corporation, Mobile Mini, Inc. and Picasso Merger Sub, Inc. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K of WillScot Corporation, filed on June 2, 2020).

3.1(a)	Certificate of Amendment to Certificate of Incorporation of WillScot Corporation.

3.1(b)	Amended and Restated Certificate of Incorporation of WillScot Mobile Mini Holdings Corp.

3.2	Amended and Restated Bylaws of WillScot Mobile Mini Holdings Corp.

4.1	Supplemental Indenture, dated July 1, 2020, to the Indenture dated June 15, 2020, by and among Williams Scotsman International, Inc. (“WSII”) (as successor to Picasso Finance Sub, Inc.), the guarantors party thereto and Deutsche Bank Trust Company Americas, as trustee.

4.2	Supplemental Indenture, dated July 1, 2020, to the Indenture dated August 6, 2018, as supplemented by the First Supplemental Indenture dated August 15, 2018, by and among WSII (as successor to Mason Finance Sub, Inc.), the guarantors party thereto and Deutsche Bank Trust Company Americas, as trustee.

10.1	ABL Credit Agreement, dated July 1, 2020, by and among Williams Scotsman Holdings Corp., WSII, the guarantors party thereto, the lenders party thereto, and Bank of America, N.A., as administrative agent and collateral agent.

10.2	Form of Indemnification Agreement.

10.3	WillScot Mobile Mini Holdings Corp. 2020 Incentive Award Plan.

10.4	Form of Restricted Stock Unit Agreement.

10.5	Form of Performance-Based Restricted Stock Unit Agreement.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*Schedule have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to furnish copies of any of the omitted schedules upon request by the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

WillScot Mobile Mini Holdings Corp.

Dated: July 1, 2020	By:	/s/ Christopher J. Miner
Name: Christopher J. Miner
Title: Senior Vice President, General Counsel & Secretary